SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549

                              FORM 8-K

                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934
                        ___________________



   Date of Report (Date of earliest event reported) September 27, 2004
                              BICO, INC.
        (Exact name of registrant as specified in its charter)


 Pennsylvania                     0-10822             25-1229323
(State of other jurisdiction (Commission File Number) (IRS Employer
 of incorporation)                                    Identification No.)


2275 Swallow Hill Road, Bldg. 2500, Pittsburgh, Pennsylvania 15220
(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code (412) 429-0673

  _________________________________________________________
(Former name or former address, if changes since last report.)




Item 1.   Changes in Control of Registrant.
     Not applicable.

Item 2.   Acquisition or Disposition of Assets.
     Not applicable.

Item 3.   Bankruptcy or Receivership.
     Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
     Not applicable.

Item 5.   Other Events and Regulation FD Disclosure.
     On July 23, 2004, BICO sold (i) 11,949,626 shares of common stock of Diasense, Inc., representing 52% of the outstanding common stock of Diasense, (ii) the Demand Note representing all outstanding debt owed by Diasense to BICO in the principal amount of $1,954,936, and (iii) certain intellectual property assets to Dominion Assets, LLC in connection with the Agreement of Sale between the parties, dated as of April 8, 2004, as amended in exchange for $80,000.00 in cash consideration.



Item 6.   Resignations of Registrant's Directors.

Item 7.   Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired - Not
Applicable.
     (b)  Pro Forma Financial Information - Not Applicable.
     (c)  Exhibits - Not Applicable.

Item 8. Change in Fiscal Year.
      Not applicable

Item 9. Regulation FD Disclosure.
      Not applicable


SIGNATURES

     Pursuant to the requirement of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     BICO, INC.

                                     by /s/ Anthony Paterra
                                            Anthony Paterra,
                                            CEO, Director




DATED:  September 27, 2004